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                                     FORM 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                                  Certificate of
                                                                  Inc. No.319620

                                   COMPANY ACT

                               SPECIAL RESOLUTION

         The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY:           MILLENNIUM RESOURCES INC.

DATE RESOLUTION PASSED:                     October 29, 1991

RESOLUTION:

BE IT RESOLVED AS SPECIAL RESOLUTIONS THAT:

1. The name of the Company be changed to CALAIS RESOURCES INC. and that Paragraph 1 of the Memorandum be amended to read as follows:

                  "1.      The name of the Company is CALAIS RESOURCES INC."

2. The Company consolidate all of the 25,000,000 common shares without par value of which 7,288,001 common shares without par value are issued and outstanding, into 5,000,000 common shares without par value, of which 1,457,600.2 common shares without par value are issued and outstanding, every five (5) common shares without par value being consolidated into one (1) common share without par value.

3. The authorized capital of the Company which presently consists of 5,000,000 common shares without par value of which 1,457,600.2.common shares without par value are issued and outstanding, be increased to 100,000,000 common shares without par value of which 1,457, 600.2 common shares without par value are issues and outstanding, all shares issued and unissued ranking pari passu, and that Paragraph 2 of the Memorandum be amended to read as follows:

                  "2.      The authorized capital of the Company consists of One
                  Hundred Million (100,000,000) common shares without par value."

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                  The Memorandum, as altered, is attached hereto as Schedule
                  "A".

                  Certified a true copy the 20th day of January, 1992.

                                         (Signature)____________________________

                                         (Relationship to Company)  Solicitor

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SCHEDULE "A" ATTACHED TO AND FORMING PART OF A SPECIAL RESOLUTION OF MILLENIUM
RESOURCES INC. PASSED ON THE 29TH DAY OF OCTOBER, 1991.

                                   COMPANY ACT

                               ALTERED MEMORANDUM

         I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

   1.       The name of the Company is CALAIS RESOURCES INC.

   2. The authorized capital of the Company consists of One Hundred Million (100,000,000) common shares without par value.